UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2012

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2012, Cornerstone Therapeutics Inc (the "Company") entered into separate Asset Purchase Agreements with each of Merus Labs International Inc. (TSX: MSL, NASDAQ: MSLI) (the "Merus Agreement") and Vansen Pharma Inc. (the "Vansen Agreement") pursuant to which the Company sold all of its rights to the anti-infective drugs Factive® and Spectracef®, respectively.

Under the Merus Agreement, in exchange for cash consideration and the assumption of certain product-related liabilities, Merus acquired all of the Company’s rights to Factive (gemifloxacin mesylate) tablets, together with all of the Company’s Factive product inventory and certain other related assets.

Under the Vansen Agreement, in exchange for cash consideration and the assumption of certain product-related liabilities, Vansen acquired all of the Company’s rights to the Spectracef (cefditoren pivoxil) family of products, together with all of the Company’s Spectracef product inventory and certain other related assets. Vansen also agreed to make offers of employment to certain employees of the Company with responsibility for the distribution and sales of Factive and Spectracef. Pursuant to a separate co-promotion agreement, Vansen agreed to co-promote the Company’s ZYFLO CR® and ZYFLO® products to certain physicians for an initial period of 24 months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

March 13, 2012	By:	/s/ Andrew K. W. Powell

Name: Andrew K. W. Powell
Title: EVP, General Counsel and Secretary